                                                                  Exhibit 10.1

                                                                       BAYBECK

                            CONTRACT MINING AGREEMENT

         THIS CONTRACT MINING AGREEMENT (this "Agreement"), is made and entered into as of this 1st day of August, 2001 (the "Effective Date"), by and between ANKER WEST VIRGINIA MINING COMPANY, INC., a West Virginia corporation ("AWVMC") and ECCLES ENERGY, INC., a West Virginia corporation ("Independent Contractor").

         WHEREAS, AWVMC owns an underground coal mining operation and related surface facilities in Raleigh County, West Virginia, known as the "BayBeck Mine", which is currently operated by Baylor Mining, Inc., a third party independent contractor ("Baylor");

         WHEREAS, AWVMC desires to engage Independent Contractor as a contract miner to replace Baylor and to perform the Work (as defined herein) in accordance with and subject to the terms and conditions set forth herein; and

         WHEREAS, AWVMC and Independent Contractor have agreed that Independent Contractor will begin to perform the Work on the Effective Date.

         NOW, THEREFORE, in consideration of the strict and mutual performance and observance of the terms, conditions, covenants, stipulations, guarantees and agreements hereinafter set forth, and intending to be legally bound, AWVMC and Independent Contractor agree as follows:

                                    ARTICLE I
                                   Definitions

         As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular shall have the same meaning when used in the plural and vice versa):

         "AWVMC" shall mean Anker West Virginia Mining Company, Inc., a West Virginia corporation.

         "AWVMC Property" shall mean the facilities, assets and equipment that are identified and described on the attached Schedule I, including, without limitation, the advancement items shown on the map attached to Schedule I as Annex I-A.

         "Clean Coal" shall mean or refer to the amount of Washed Coal shipped from the Preparation Plant and received by customers in any month.

         "Coal" shall mean the mineable and merchantable coal within and from the Beckley seam of coal in, on and underlying the Premises.

         "Commencement Date" shall mean August 1, 2001.

         "Contract Price" shall have the meaning set forth in Section 6.1 of this Agreement.

         "Designated Monthly Quantity" shall have the meaning set forth in
Section 5.3 of this Agreement.

         "Effective Date" shall mean August 1, 2001.

         "Estimated Payment" shall mean the payment of the Contract Price for an applicable payment period as set forth in Section 6.2 based on weights determined by the clean coal belt scales at the Preparation Plant.

         "Equipment" shall mean, collectively: (i) the AWVMC Property and (ii) the Independent Contractor Equipment.

         "Event of Default" shall have the meaning set forth in Section 11.1 of this Agreement.

         "Fair Market Value" shall mean the value of Property in its place at the BayBeck Mine as determined by an appraisal, the cost of which shall be borne equally by AWVMC and Independent Contractor, conducted by a qualified and independent underground mining equipment appraiser who is reasonably satisfactory to both AWVMC and Independent Contractor.

         "Independent Contractor" shall mean Eccles Energy, Inc., a West Virginia corporation.

         "Independent Contractor Equipment" shall mean all equipment, tools, machinery, parts, supplies and other items obtained and utilized from time to time by Independent Contractor to perform the Work; provided, however, it shall not include the AWVMC Property.

         "Independent Contractor Equipment List" shall mean a written list of the Independent Contractor Equipment and the related parts and supplies located at the BayBeck Mine, including the make, model and serial number of each item on the list.

         "Information" shall have the meaning set forth in Section 8.7 of this Agreement.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         "Monthly Designation" shall mean and include, with respect to Coal designated by AWVMC or its designee to be delivered during the next month, the amount of, and ash and sulfur specifications for, Clean Coal to be delivered by Independent Contractor to the Preparation Plant. Except in the event of Force Majeure, the amount of Clean Coal designated by AWVMC or its designee to be delivered shall be between [*](1) tons per month. The Monthly Designations shall be included in the Delivery Schedules. Independent Contractor hereby covenants and agrees to comply with the quantity and quality provisions of the Monthly Designations. In addition to and not in limitation of any other rights or remedies which AWVMC may possess,

--------
(1) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

AWVMC shall have the right to refuse or revoke its acceptance of all or any portion of Coal delivered by Independent Contractor that does not comply with the quantity or quality provisions set forth in the Monthly Designations, and AWVMC shall have no obligation to pay Independent Contractor for any of the Coal for which AWVMC's acceptance is either refused or revoked. In the event AWVMC refuses to accept or revokes its acceptance of any coal pursuant to this paragraph, Independent Contractor shall have the right to purchase such unacceptable Coal from AWVMC at the point of rejection at a price negotiated by AWVMC and Independent Contractor at the time of rejection. Only upon purchase and payment therefore shall title to such Coal pass to Independent Contractor.

         "Payment Adjustment" shall mean the adjustments to the Estimated Payments made in previous payment periods as set forth in Section 6.2 based on railroad weights obtained by the railroad carrying the Coal to the customers.


         "Premises" shall have the meaning set forth in Section 2.3 of this Agreement.

         "Preparation Plant" shall mean the coal preparation plant owned by AWVMC at the BayBeck Mine.

         "Records" shall have the meaning set forth in Section 8.5 of this Agreement.

         "BayBeck Mine" shall mean the underground coal mine owned by AWVMC on the Premises.

         "Termination Notice" shall have the meaning set forth in Section 11.9 of this Agreement.

         "Termination Notice Date" shall mean the earlier of (i) the date Independent Contractor actually receives the Termination Notice, and (ii) three days after the Termination Notice Date is placed in the U.S. mail.

         "Three (3) Month Estimate" shall mean the estimate of the amount of Clean Coal AWVMC will designate for delivery pursuant to this Agreement during the next three (3) months. The Three (3) Month Estimates shall be included in the Delivery Schedules for informational and planning purposes only and shall not be binding on AWVMC or Independent Contractor.

         "Work" shall have the meaning set forth in Section 2.1 of this Agreement.

                                   ARTICLE II

                      Engagement, Term and Nature of Mining

         Section 2.1 -- Engagement of Independent Contractor. AWVMC hereby engages Independent Contractor as an independent contractor in accordance with and subject to the terms and conditions hereinafter set forth, and Independent Contractor hereby covenants and agrees as follows: (i) to mine and remove the Coal by usual and accepted underground mining methods and in accordance with the mining plans and projections described in Section 8.3 of this Agreement, and as otherwise herein specified, (ii) to deliver the Coal to AWVMC or its designee on the slope belt at the surface; and (iii) to perform all of the other duties, responsibilities and obligations required of Independent Contractor under this Agreement (all of said work is hereinafter collectively referred to as the "Work"). Independent Contractor expressly agrees to begin to perform the Work on the Commencement Date and thereafter to continue to perform the Work in a diligent and professional manner and in accordance with the terms and conditions of this Agreement and any and all of the permits and governmental approvals now or hereafter required for the performance of the Work.

         Section 2.2 -- Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect, unless sooner terminated as provided herein or under applicable law, until all of the mineable and merchantable Coal has been removed from the Premise.

         Section 2.3 -- Area Designated for Mining. The area to be mined by Independent Contractor under this Agreement will be designated by AWVMC in the Beckley coal seam in, or under those certain tracts or parcels of land in Raleigh County, West Virginia, which are shown on the maps attached hereto and made a part hereof as Exhibit A and Exhibit B and all subsequent revision map(s) (the "Premises"). Independent Contractor acknowledges and agrees that Exhibit A and Exhibit B are not intended to indicate expressly or by implication that all areas depicted therein are or will be designated by AWVMC for mining by Independent Contractor, nor is Exhibit A or Exhibit B intended to indicate expressly or by implication that AWVMC owns or otherwise possesses the right to mine all of the Coal on the Premises. In addition, other areas may be added to the area to be mined, and the description and boundaries of the area to be mined by Independent Contractor may otherwise be changed from time to time by the mutual written agreement of the parties. This Agreement shall be applicable to such additional areas, if any, as if the same were initially described herein, and such areas shall be deemed a part of the Premises.

                                   ARTICLE III
                         Representations and Warranties

         Section 3.1 -- Representations and Warranties of AWVMC. AWVMC MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE QUANTITY, QUALITY OR CONDITION OF THE COAL LOCATED IN OR RECOVERABLE FROM THE PREMISES OR THE EQUIPMENT TO BE USED BY OR SUBLEASED TO INDEPENDENT CONTRACTOR PURSUANT TO THIS AGREEMENT. AWVMC ALSO MAKES NO, AND HEREBY DISCLAIMS

ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DURATION, ECONOMIC FEASIBILITY OR LIKELIHOOD OF SUCCESS OF THE WORK TO BE PERFORMED BY INDEPENDENT CONTRACTOR UNDER THIS AGREEMENT. INDEPENDENT CONTRACTOR HEREBY EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT THE DESIGNATION BY AWVMC OF ANY AREA(S) TO BE MINED SHALL NOT CONSTITUTE ANY REPRESENTATION OR WARRANTY WHATSOEVER BY AWVMC THAT THE AREA(S) SO DESIGNATED ARE SUITABLE FOR OR CONDUCIVE TO MINING OR PRODUCING COAL OF A QUANTITY OR QUALITY REQUIRED UNDER THIS AGREEMENT. INDEPENDENT CONTRACTOR FURTHER ACKNOWLEDGES THAT AWVMC HAS NOT MADE ANY REPRESENTATION OR WARRANTY WITH REGARD TO ANY OF THE FOREGOING MATTERS OR THE CONDITION OR EXISTENCE OF ANY SURFACE AREAS, PRIOR WORKINGS, COAL SEAMS, WORK PLACES, STRUCTURES, FACILITIES, FIXTURES, EQUIPMENT OR OTHER MATTERS RELATING TO THE PREMISES, THE COAL, THE EQUIPMENT, THE WORK OR THE BAYBECK MINE.

         Section 3.2 -- Representations and Warranties of Independent Contractor. As a material inducement for AWVMC to enter into this Agreement, Independent Contractor represents and warrants to AWVMC as follows:

         (a) Independent Contractor is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Independent Contractor has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by Independent Contractor, is a valid and binding obligation of Independent Contractor and is enforceable against Independent Contractor in accordance with its terms, subject only to bankruptcy, insolvency and other laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement by Independent Contractor will not, with or without the lapse of time or the giving of any notice, or both, result in any breach, default or violation by Independent Contractor of any law, rule, regulation or agreement or other commitment to which Independent Contractor is a party or by which it is bound.

         (b) Neither Independent Contractor nor any of its assets are subject to any judgment, order, writ, decree, citation or injunction. Independent Contractor is not a party to any judicial, administrative, investigative or arbitration proceeding, now pending, or to the best of its knowledge, threatened, which could have a material adverse impact on this Agreement or its ability to perform the Work under this Agreement.

         (c) Independent Contractor is in the business of underground coal mining, has substantial experience as an underground coal mine operator, and has personnel that are knowledgeable regarding and have substantial experience in underground mining conditions similar to those in the BayBeck Mine.

         (d) Independent Contractor has and will continue to have throughout the term of this Agreement sufficient working capital, machinery, equipment and skilled personnel to perform and complete the Work under this Agreement, including, without limitation, the production of the monthly tonnages of Coal from the Premises contemplated by this Agreement.

         (e) Independent Contractor has carefully inspected and examined and is familiar with the Premises, all areas surrounding the Premises, the AWVMC Property, and the facilities, equipment, fixtures and workings of the BayBeck Mine.

         (f) Independent Contractor has fully informed itself as to all existing conditions and limitations of the Premises, all areas surrounding the Premises, the facilities, equipment, fixtures and workings of the BayBeck Mine, and all laws, ordinances, rules, regulations, dangerous conditions, prior mining, location of old workings and latent dangers that may affect the Work to be performed under this Agreement, and hereby accepts those conditions and limitations and the risks associated therewith.

         (g) All of the issued and outstanding shares of capital stock of Independent Contractor are owned and held of record by [*](2).

                                   ARTICLE IV
                         Equipment and Mining Operations

         Section 4.1 -- Use of AWVMC Property. In performing the Work, and so long as Independent Contractor is in compliance with the terms and conditions of this Agreement, Independent Contractor shall have the right to use the AWVMC Property. In consideration for AWVMC's agreement to provide Independent Contractor with the use of the AWVMC Property, Independent Contractor hereby covenants and agrees: (i) to pay, or reimburse AWVMC for the payment of, all personal property taxes that may be assessed against or with respect to the AWVMC Property during the term of this Agreement, (ii) to reimburse AWVMC for the premiums paid by AWVMC to obtain and maintain all-risk physical damage insurance and comprehensive general liability insurance in such amounts as AWVMC shall reasonably determine with respect to the AWVMC Property, and (iii) to reimburse AWVMC for all deductibles paid by AWVMC for claims made under its insurance policies covering the AWVMC Property during the term of this Agreement as a result of or in connection with

--------
(2) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

AWVMC's agreement to provide Independent Contractor with use of the AWVMC Property. AWVMC shall have the right to deduct the payments or other amounts described in this Section 4.1 from the payment of the Contract Price under
Section 6.2.

         Title to the AWVMC Property shall not, at any time, be vested in Independent Contractor. Independent Contractor may not, voluntarily or involuntarily, subject the AWVMC Property to any Liens, and Independent Contractor may not without the prior written consent of AWVMC, remove or permit the removal of any of the AWVMC Property from the Premises.

         Section 4.2 -- Independent Contractor Equipment. Independent Contractor shall be required to furnish all of the equipment, tools, machinery, parts, supplies and other items that may be required from time to time to perform the Work. Independent Contractor acknowledges and agrees that it shall be free to use or not to use all or any item of the AWVMC Property in performing the Work pursuant to the terms and conditions of this Agreement. Independent Contractor further acknowledges and agrees that it shall be solely responsible for determining the fitness, suitability, type and amount of equipment, tools, machinery, parts, supplies and other items that may be required from time to time to perform the Work. Independent Contractor further acknowledges and agrees that even if it elects to utilize all of the AWVMC Property, Independent Contractor will be required to obtain and utilize the Independent Contractor Equipment.

         Section 4.3 -- [Reserved].

         Section 4.4 -- No Warranties; Use of Equipment. Independent Contractor hereby acknowledges and agrees that the AWVMC Property has been or will be furnished to it "as is" and "where is" without any representations or warranties of any kind by or on behalf of AWVMC. AWVMC, not being the manufacturer of any of the AWVMC Property, nor manufacturer's agent, makes no warranty or representation, either express or implied, as to the fitness, quality, design, condition, capacity, suitability, merchantability or performance thereof or of the material or workmanship with respect thereto, it being agreed that all risks, as between AWVMC and Independent Contractor, are to be borne by Independent Contractor at its sole risk and expense. Independent Contractor accordingly agrees not to assert any claim whatsoever against AWVMC based thereon. Independent Contractor further agrees, regardless of cause, not to assert any claim whatsoever against AWVMC for loss of anticipatory profits or consequential damages. AWVMC shall have no obligation to install, erect, test, adjust or service any of the Equipment. Independent Contractor shall be solely responsible for determining the suitability and fitness of all items of Equipment that may be utilized under this Agreement and for developing and training its employees in safe and proper use and operating procedures with respect to each item of the Equipment.

         Section 4.5 - Maintenance of Equipment. Independent Contractor covenants and agrees to at all times keep and maintain the Equipment in good and safe working order, condition and repair, ordinary wear and tear excepted, and in compliance with all applicable warranties or contractual obligations relating thereto and all federal, state, and local laws, rules, regulations and ordinances. Independent Contractor further covenants and agrees to keep and maintain accurate maintenance programs and schedules with respect to the Equipment. The obligation of Independent Contractor to maintain and keep the Equipment in good working order, condition and repair (ordinary wear and tear excepted) includes performing, at Independent Contractor's sole cost and expense, all routine or scheduled maintenance thereof. In order that AWVMC may be able to determine that Independent Contractor is in compliance with the maintenance and repair requirements of this Agreement, Independent Contractor shall, upon AWVMC's request:

(i) permit the Equipment to be inspected by AWVMC or its designee, and (ii) permit AWVMC or its designee to inspect and copy all maintenance records and any other records that may pertain to the Equipment.

         Section 4.6 -- Expense of Operations. Except as expressly set forth in
Section 4.1, Independent Contractor shall be responsible for the payment of all costs, expenses and liabilities accruing or resulting from the Work performed under this Agreement, including, without limitation, utilities, and AWVMC shall have no responsibility therefor. AWVMC shall install an electric metering system to measure the usage of electricity by Independent Contractor in performing Work.

         Section 4.7 - Diligence; Mining Practices. Independent Contractor agrees to begin to perform the Work on the Commencement Date and thereafter to diligently prosecute the Work in a skillful and workmanlike manner in accordance with the terms and conditions of this Agreement and modern and approved mining methods, and Independent Contractor agrees to use only competent, skilled personnel and management in performing the Work. Unless Independent Contractor first provides AWVMC with notice and a reasonable explanation as to why it can not do so, Independent Contractor shall mine Coal down to a coal thickness of at least 30" (excluding partings), and Independent Contractor shall otherwise perform the Work so as to produce and recover the maximum quantities of merchantable and mineable coal from the Beckley seam in, on and underlying the Premises.

         Section 4.8 -- Notice of Suspended Operations. Independent Contractor shall report promptly in writing to AWVMC any suspension, slowdown or interference with any aspect of the Work, and Independent Contractor shall specifically identify the reasons therefor and the expected duration thereof.

         Section 4.9 -- Engineering Services. Independent Contractor shall be solely responsible for obtaining all engineering services that are or may be required: (i) to prepare the mining plans and projections required pursuant to
Section 8.3, (ii) to protect AWVMC's interest in the Coal, the Premises and the Equipment, and (iii) to perform the Work pursuant to the terms and conditions of this Agreement.

         Section 4.10 -- Purchase and Removal of Independent Contractor Equipment. Upon the expiration or termination of this Agreement pursuant to
Section 11.2, AWVMC shall have the right to purchase all or any part of the Independent Contractor Equipment and the related parts and supplies located at the BayBeck Mine on the expiration or termination date for its Fair Market Value. At least thirty (30) days before the expiration of this Agreement, or within three (3) days of a termination, Independent Contractor shall provide AWVMC with the Independent Contractor Equipment List. AWVMC shall exercise its right to purchase under this Section 4.10 by providing written notice of its intent to purchase to Independent Contractor on or before the later of (i) the expiration date (if applicable), or (ii) thirty (30) days after AWVMC's receipt of the Independent Contractor Equipment List. AWVMC shall pay for the Independent Contractor Equipment and the related parts and supplies upon delivery by Independent Contractor of a bill of sale and assignment, reasonably acceptable to AWVMC, transferring title to the Independent Contractor Equipment and the related parts and supplies which AWVMC is purchasing under this Section
4.10 free and clear of all Liens. Independent Contractor hereby covenants and agrees to deliver such bill of sale and assignment immediately upon AWVMC's request. In the event AWVMC does not exercise its option to purchase all of the Independent Contractor Equipment and the related parts and supplies, Independent Contractor shall remove the Independent Contractor Equipment and the related parts and supplies not purchased hereunder from the Premises within thirty (30) days of AWVMC's notice.


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

                                    ARTICLE V
                                   Production

         Section 5.1 -- Source of Coal. Independent Contractor covenants and agrees that: (i) the Coal delivered to AWVMC pursuant to this Agreement shall be produced solely from the Beckley coal seam in, on and underlying the Premises,
(ii) it shall not commingle any coal mined or removed from other properties with the Coal mined and removed from the Premises, and (iii) it shall not tender, deliver or sell any of the Coal mined from the Premises to any person or entity without the prior written consent of AWVMC.

         Section 5.2 -- Production and Delivery of the Designated Monthly Quantity; Delivery Schedules. During each calendar month of this Agreement, Independent Contractor shall produce a sufficient amount of Coal from the Premises to deliver a total of [*](3) tons of Clean Coal (the "Designated Monthly Quantity") to AWVMC. On or before the 15th day of each month, AWVMC or its designee shall provide Independent Contractor with a written schedule (the "Delivery Schedule") showing the Monthly Designation and the Three (3) Month Estimate.

         Section 5.3 -- Weights. The Clean Coal belt scale weights at the Preparation Plant will be used to determine the Estimated Payments, and the railroad weights obtained by the railroad carrying the Coal to the customers shall be used to determine the Payment Adjustments.

         Section 5.4 -- No Foreign Material, Etc. Independent Contractor agrees to mine, produce and deliver Coal which is free from foreign material, trash, excess moisture, slate, rock, excessive out of seam dilution and other impurities and which is of merchantable and saleable

--------
(3) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

quality. If AWVMC determines, in its reasonable opinion, that Coal delivered to it by Independent Contractor is unacceptable given such parameters, then AWVMC shall have the right to refuse or revoke its acceptance of all or any portion of the unacceptable Coal, and AWVMC shall have no obligation to pay Independent Contractor for any of the Coal for which AWVMC's acceptance is either refused or revoked. In the event AWVMC refuses to accept or revokes its acceptance of any Coal pursuant to this Section 5.4, Independent Contractor shall have the right to purchase such unacceptable Coal from AWVMC, at the point of rejection, at a price negotiated by Independent Contractor and AWVMC at the time of rejection. Only upon purchase and payment therefor shall title to such Coal pass to Independent Contractor.

         Section 5.5 -- Title to Coal, Depletion. Independent Contractor acknowledges and agrees that title to all Coal mined under this Agreement shall be vested in AWVMC and Independent Contractor shall have no right to dispose of any of the Coal except after purchasing such Coal as provided in Section 5.4 above. Unless otherwise expressly provided herein, Independent Contractor shall not acquire and shall not have an economic interest in any of the Coal and AWVMC shall have the full right to claim depletion for income tax or other purposes with respect to all of the Coal mined, produced and delivered hereunder. Independent Contractor expressly acknowledges and agrees that it will make no claim whatsoever to depletion for income tax or any other purposes with respect to the Coal mined under this Agreement and acknowledges that AWVMC's exclusive right to depletion for any and all purposes was taken into account by the parties hereto in fixing the Contract Price under this Agreement.

         Section 5.6 -- Boundaries. Independent Contractor shall fully comply with all federal, state and local laws, regulations, rules, ordinances and the governmental permits regarding any matter relating to mining near the boundaries of the Premises. Notwithstanding the foregoing, however, Independent Contractor shall not, except with the prior written consent of AWVMC, mine any Coal within sixty (60) feet of the outside boundaries of the Premises or within two hundred (200) feet of any mine workings in or adjacent to the Premises, and Independent Contractor shall not cut any boundary corner on the Premises except with the prior written consent of AWVMC. In the event such consent is given by AWVMC, Independent Contractor shall use such precautions as are necessary to preserve and monument the location of such boundary corner as AWVMC may require.

                                   ARTICLE VI
                                     Payment

         Section 6.1 -- Contract Price. In consideration for the Work performed by Contractor hereunder, AWVMC shall pay Independent Contractor $[*](4) per ton of Clean Coal delivered to AWVMC (the "Contract Price").

         Section 6.2 -- Payment. AWVMC shall pay Independent Contractor on or before the 10th day of each month for all Coal delivered to and accepted by AWVMC from the 16th day to the end of the previous month, and AWVMC shall pay Independent Contractor on or before the 25th day of each month for all Coal delivered to and accepted by AWVMC from the 1st through the 15th day of such month. Each such payment will provide for (i) Estimated Payments for the applicable payment period, and (ii) Payment Adjustments for any previous payment periods for which the Payment Adjustments have not applied.

         Section 6.3 -- Right to Set Off. AWVMC shall have the right to charge against and deduct from payments due hereunder, and Independent Contractor hereby assigns to AWVMC, any amount or amounts which are then due and payable to AWVMC from Independent Contractor under this Agreement or any other agreement.

--------
(4) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

                                   ARTICLE VII
                             Relationship of Parties

         Section 7.1 -- Independent Contractor. It is expressly agreed and understood that Independent Contractor shall perform the Work specified in this Agreement as an independent contractor. Independent Contractor shall exercise exclusive direction and control over its work force and labor relations policies, and subject only to AWVMC's right to designate the areas to be mined and approve the mining plans and projections pursuant to Section 8.3, Independent Contractor shall direct the manner, method, mode of performance and all other aspects of the Work. Independent Contractor expressly agrees that it shall not represent or hold itself out as an affiliate, subsidiary, partner, joint venturer, representative or agent of AWVMC, and Independent Contractor further agrees to indemnify, hold harmless and defend AWVMC against any claims, of whatever kind, arising from any act or representation of it contrary to the provisions of this Section 7.1. This covenant of indemnity shall survive the termination or expiration of this Agreement.

         Section 7.2 -- Employees. The employees of Independent Contractor shall be its employees and not the employees of AWVMC. Independent Contractor shall exercise complete and exclusive control over and responsibility for all aspects of hiring, employment, supervision, direction, hours, working conditions, compensation, discipline and discharge for all individuals engaged to perform the Work under this Agreement. Independent Contractor shall comply with all present and future federal, state and local laws, ordinances, rules and regulations pertaining to the duties and obligations arising out of the employer-employee relationship, including, without limitation, unemployment compensation, Social Security, withholding taxes, State Workers' Compensation, wage and hour laws, wage payment and collection laws, federal and state safety laws, occupational disease compensation and all other applicable rules and regulations promulgated thereunder. Independent Contractor shall maintain accurate supporting records showing evidence of its compliance with the requirements set out in this Section 7.2 and shall make these records available to AWVMC for inspection upon request, and Independent Contractor shall certify to AWVMC, on a quarterly basis, in writing, Independent Contractor's compliance therewith on all Coal produced and tendered under this Agreement.


                                  ARTICLE VIII
              Inspection, Record Keeping and Reporting Requirements

         Section 8.1 -- Contemporaneous Access to the Premises. Independent Contractor acknowledges and agrees that AWVMC or its designee may place and install or cause to be placed and installed on the Premises various structures, equipment and materials, and AWVMC may carry on, either directly or through its designee, such other operations on the Premises as AWVMC may deem necessary or desirable for its own purposes as long as it does not interfere with Independent Contractor's ability to perform the Work under this Agreement. AWVMC shall ensure that all activity on the Premises by AWVMC or its designee shall be conducted in accordance with all applicable laws, rules and regulations, including, without limitation, all MSHA requirements.

         Section 8.2 -- Inspection of the Premises and Equipment. Independent Contractor acknowledges and agrees that AWVMC and its designees may enter upon, inspect, map, sample, test and survey the Premises, the BayBeck Mine, the Equipment, the Coal and the Work being performed under this Agreement, and any other aspect of Independent Contractor's operations relating to this Agreement. Independent Contractor shall provide AWVMC and its designees with safe access to the Premises, the BayBeck Mine and the Equipment, and cooperate with AWVMC and its designees in carrying out such inspection.

         Section 8.3 -- Mining Plans. For the purpose of allowing AWVMC to protect its economic interest in and to the Premises, the BayBeck Mine, the Coal and the Equipment, Independent Contractor shall, beginning on or before the Commencement Date and continuing thereafter on or before January 1 and July 1 of each year during the term of this Agreement, prepare mining plans and projections for the next succeeding 6-month period and submit such plans and projections to AWVMC for its written approval; provided, however, the proposed mining plans and projections submitted on or before the Commencement Date shall show plans and projections to December, 2001, only. The mining plans and projections shall take into consideration the amount of Coal which Independent Contractor is or may be required to deliver to AWVMC and the entire area proposed to be mined by Independent Contractor, and the mining plans and projections shall make suitable provisions for the reasonable and proper removal of all of the mineable and merchantable coal from the Premises. Independent Contractor shall not begin to perform Work in any area of the Premises unless and until AWVMC approves, in writing, such mining plans and projections so that AWVMC may, among other things, verify its title to or right to mine Coal from the areas of the Premises which may be subject to the proposed mining plans and projections. Upon approval of the mining plans and projections, Independent Contractor shall diligently follow such plans and projections in performing the Work under this Agreement. In the event Independent Contractor is unable to continue performing Work in accordance with the approved mining plans and projections, Independent Contractor shall immediately notify AWVMC in writing of its inability to continue and set forth in reasonable detail the reasons therefor. Independent Contractor shall submit revised mining plans and projections for approval by AWVMC as soon as possible.

         Independent Contractor shall employ a competent licensed land surveyor or registered professional engineer to make surveys, plans and maps of its operations within the Premises, and Independent Contractor shall furnish AWVMC promptly with two (2) copies of all maps required by any federal, state or local law, rule or regulation. In addition, on or before the 5th day of each month during the term of this Agreement, Independent Contractor shall provide AWVMC with an up-to-date mine map showing the advancement for the preceding month and the mine plan for the next succeeding 1-month period.

         Section 8.4 -- Safety. AWVMC and Independent Contractor recognize the importance of safety procedures and safe working conditions. Independent Contractor agrees to comply with all present and future federal, state and local safety laws, ordinances, rules and regulations, and Independent Contractor shall ensure that its employees are trained in safe working procedures and shall cause its employees to abide by all safety and security rules in force on the Premises. AWVMC and its designees shall have the right (but not the obligation) to review the safety records of Independent Contractor on a quarterly basis. Independent Contractor agrees to indemnify, hold harmless and defend AWVMC against any claims, of whatever kind, arising from any act or omission to act by Independent Contractor contrary to the provisions of this Section 8.4. This covenant of indemnity shall survive the termination or expiration of this Agreement.

         Section 8.5 -- Testing and Reports. Independent Contractor shall maintain accurate records regarding the mining conditions encountered, drill cores, tests and sampling with respect to the Premises, the Coal and the Work (the "Records"), and Independent Contractor shall provide AWVMC or its designee with copies thereof. Upon the termination or expiration of this Agreement, Independent Contractor shall promptly deliver to AWVMC or its designee all of such records.

         Section 8.6 -- Books of Account and Records. Independent Contractor shall at all times maintain accurate books and records of account covering the Work performed under this Agreement in accordance with generally accepted accounting principles. AWVMC shall have the right to inspect, audit and copy Independent Contractor's books and records for the purpose of verifying compliance with all terms, conditions and provisions of this Agreement. Independent Contractor shall keep and preserve such books and records for at least five years after the termination or expiration of this Agreement.

         Section 8.7 -- Confidentiality of Information. Independent Contractor acknowledges that in performing the Work under this Agreement it may have access to proprietary information and trade secrets of a confidential nature pertaining to AWVMC, its affiliates and their businesses, the Premises, the Coal and the BayBeck Mine. Independent Contractor agrees that it shall treat all maps, plans, data, reports, drilling logs, core samples, leases and other information relating to AWVMC and its business, the Premises, the Coal or the BayBeck Mine (the "Information") as confidential, and it shall not divulge, transmit or otherwise disclose any of the Information to any person, firm, corporation or other entity unless at the time of disclosure to Independent Contractor, the information was public knowledge or becomes public knowledge through no act of Independent Contractor. Upon the termination or expiration of this Agreement for any cause whatsoever, Independent Contractor shall promptly deliver to AWVMC all of the Information given to Independent Contractor.

                                   ARTICLE IX
          Observance of Laws, Regulations and Other Legal Requirements

         Section 9.1 -- Conformity with Laws. Independent Contractor agrees that in performing the Work under this Agreement, particularly in the actual mining process and in regard to its responsibility for the construction, installation, inspection, maintenance and removal, if necessary, of all facilities, structures, and equipment used in or about the Premises, it shall be familiar with and shall fully obey and comply with all applicable federal, state and local laws and ordinances, and with all applicable rules, regulations, orders and directives of any federal, state or local official, agency or department relating to such mining operations and activities or to such facilities, structures, land areas, utilities, equipment and including, without limitation, all such laws, ordinances, rules, regulations, orders and directives now in effect or hereafter made, promulgated, enacted or issued.

         Section 9.2 -- Permits and Bonds. Following the execution of this Agreement, Independent Contractor shall diligently seek to obtain all approvals and consents from any federal, state or local governmental agency to Independent Contractor performing the Work on the Premises, including, without limitation, the transfer or assignment of all applicable mining and mining related permits. Upon the expiration or termination of this Agreement, Independent Contractor shall surrender or relinquish all such approvals and permits. Independent Contractor shall secure, maintain and comply with all permits and bonds required to perform the Work, and Independent Contractor shall perform all remedial or abatement work and pay all fines and assessments related to its failure to comply therewith. Independent Contractor shall not be responsible for violations of any governmental permits that occurred prior to the Commencement

Date. Copies of all applications made to and of all licenses, permits, bonds, amendments, modifications, inspection reports and compliance, non-compliance or other orders issued by any governmental authority, and any plans and maps or other information compiled, made and filed by Independent Contractor with or furnished to any governmental authority or communication had therewith concerning any of the foregoing shall be made available to AWVMC before they are filed with or furnished to the governmental authority or immediately upon receipt from any governmental authority. Independent Contractor shall indemnify, hold harmless and defend AWVMC and its affiliates from and against all claims, costs and expenses, including reasonable attorneys' fees, in connection with or arising out of these documents or any dispute relating to these documents that may occur during the term of this Agreement. This covenant of indemnity shall survive termination or expiration of this Agreement.

         Section 9.3 -- Citations or Penalties. Independent Contractor shall be solely responsible and liable for the complete and timely payment of any and all citations, assessments, penalties or fines imposed by any federal, state or local agency for the violation of any federal, state or local law, ordinance, rule or regulation arising out of or relating, directly or indirectly, to the Work performed under the Agreement. Independent Contractor shall not jeopardize any of the governmental permits held, if any, by AWVMC, Independent Contractor, or its and their affiliates, contractors or lessees. Independent Contractor shall be totally and solely responsible for and shall hold harmless, indemnify and defend AWVMC from and against any and all liability for any citations, assessments, fines, damages, withdrawal orders or civil and criminal penalties assessed against either Independent Contractor or AWVMC which are caused, directly or indirectly, in whole or in part, by the actions or omissions of Independent Contractor, its employees, agents, contractors or representatives. In the event that AWVMC or Independent

Contractor is assessed, fined or penalized for any violation arising out of Independent Contractor's conduct, or the conduct of its agents, contractors or representatives, AWVMC may, in its sole direction, settle or pay such assessment, fine or penalty without Independent Contractor's prior approval, and AWVMC may deduct and withhold from any monies due or which shall become due in the future to Independent Contractor for Work performed under the Agreement an amount sufficient to cover any such assessments, fines and penalties, together with expenses, including reasonable attorneys' fees, incurred. If, regardless of the reason, such citations or assessments should go unresolved and any of AWVMC's mining related permits are canceled, revoked, suspended, terminated or withdrawn, Independent Contractor shall be liable to AWVMC for all costs, expenses, losses and damages, including, without limitation, attorneys' fees, directly or indirectly, incurred by such permit cancellation, revocation, suspension, termination or withdrawal. Independent Contractor reserves the right to lawfully contest any such fine or assessment provided it does not jeopardize the mining operations contemplated under this Agreement.

         Section 9.4 -- Fees and Taxes. Except as expressly provided in Section
9.5 below, Independent Contractor shall make complete and timely payment of all federal, state and local fees and taxes which may be imposed or assessed against it, its operations hereunder, the Equipment, or the Premises in connection with the Work performed under this Agreement, including, without limitation, all payments or benefits arising from the Black Lung Benefits Reform Act of 1977, as amended, the workers' compensation fund or similar benefit program under the laws of the State of West Virginia, personal property taxes, employment taxes, and income taxes. Personal property taxes shall be prorated on a calendar year basis for any period during this Agreement which is less than one calendar year. In the event Independent Contractor fails to pay any of such fees or taxes, AWVMC shall be entitled, at its option, to pay said fees or taxes and to recover the amount of such payment by deducting sufficient funds from sums due or which shall become due to Independent Contractor for Work performed under this Agreement.

         Section 9.5 - Excise, Reclamation and Severance Taxes. Independent Contractor shall not be responsible for the payment of real property taxes assessed against the Premises, the federal excise tax payable under 26 U.S.C.
Section 4121 with respect to the Black Lung Disability Trust Fund, the federal reclamation fees payable to the Office of Surface Mining and the severance taxes and state reclamation fees assessed by the State of West Virginia on the Coal mined hereunder by Independent Contractor.

         Section 9.6 -- Liens. In the event any employee of Independent Contractor or any other third party files a notice of intent to claim a Lien upon any asset of AWVMC or any other property or interest of AWVMC as the result of Independent Contractor's non-payment of wages or other monies due to such employee or other third party, and in the event such Lien or filing is in AWVMC's reasonable opinion legally valid or enforceable, then AWVMC may, at its option, pay such employees or third parties directly and deduct the amount of such payment from any monies due or to become due to Independent Contractor under this Agreement. This provision shall not be construed as a promise for the benefit of any employee of Independent Contractor or any third party and shall not constitute an agreement by AWVMC to pay any such employee or third party.

         Section 9.7 -- Reclamation. Independent Contractor shall not be responsible for performing reclamation of the Premises as required by any applicable federal, state and local laws, rules, regulations and permits.

                                    ARTICLE X
                          Indemnification and Insurance

         Section 10.1 -- Indemnification. Independent Contractor shall indemnify, hold harmless and defend AWVMC, its affiliates and its and their officers, directors, managers and employees from and against any and all suits, actions, liabilities, demands, losses, claims, awards, damages, fines, penalties, judgments, settlements, costs and expenses of every kind and nature (including, without limitation, reasonable attorney's fees and related costs incurred by an indemnified party in connection with its efforts to enforce this indemnity), including, without limitation, the injury to or death of any person or persons, damage to or loss of property, or mining outside the Premises or otherwise, arising out of or relating, directly or indirectly, to (i) the acts or omissions of Independent Contractor, its officers, employees, agents or representatives under or in connection with this Agreement, or (ii) a breach or default by Independent Contractor of any covenant, section, representation, warranty or other term or condition of this Agreement, or (iii) the use of any of the Equipment by Independent Contractor or its employees, agents or representatives, together with any and all costs and expenses, including reasonable attorneys' fees, that may be incurred by an indemnified party in connection with its defense. Independent Contractor shall defend the indemnified party, or, at the option of the indemnified party, pay to have the indemnified party defended, against all such suits, actions, liabilities, demands, losses, claims, awards, damages, fines, penalties, judgments, settlements, costs and expenses, whether groundless or not. The foregoing obligations shall be in addition to and not in limitation of any other specific agreements or obligations in other sections of this Agreement, and shall survive the expiration or termination of this Agreement.

         Section 10.2 -- Insurance. Independent Contractor shall maintain, at its sole cost and expense, and shall require any subcontractors or other entities or individuals it may engage to perform the Work under this Agreement to maintain, at all times while performing the Work, and for a period of [*](5) days after the expiration or termination of this Agreement, the insurance coverages set forth below with full policy limits applying, but not less than as stated:

         a. Commercial general public liability and property damage insurance with each underlying limit being not less than (i) [*](5) in respect of bodily injury to or death of one person,
                  (ii) [*](5) in respect of bodily injury to or death of more than one person in any one occurrence, and (iii) [*](5) in respect of damage to or destruction of property.

         b. Employer's liability insurance protecting against employee claims for bodily injury, intentional tort actions and all other employee claims against employers with each underlying limit being not less than [*](5) per person and [*](5) for each occurrence.

         c. Automobile bodily injury liability insurance in the same bodily injury liability limits as set forth in Section 10.2.a. above, and automobile property damage liability insurance in an amount of not less than [*](5).

         d. Workers' Compensation insurance, occupational disease insurance, including black lung coverage, unemployment compensation and all other insurance coverages for occupational injury, disease or hazards as required by the laws and regulations applicable to and covering employees of Independent Contractor engaged in the performance of Work under this Agreement.

--------
(5) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

Independent Contractor's obligation to obtain the insurance coverages as provided in this Section 10.2 shall not in any way be construed so as to limit, amend or otherwise modify its indemnity obligations as provided elsewhere in this Agreement.

         Section 10.3 -- Form of Insurance. All insurance coverages required under Section 10.2 above shall be with a reputable insurer, licensed to do business in the State of West Virginia, and AWVMC shall have the right to approve such insurer. All policies or certificates of insurance obtained by Independent Contractor under this Agreement shall name AWVMC as an additional insured and shall contain a provision for notice to AWVMC of any overdue or unpaid insurance premium and thirty (30) days advance notice to AWVMC of any proposed cancellation or substantial change in coverage. Every insurance policy required under Section 10.2 above shall contain a waiver of subrogation by the insurer against AWVMC, its owners, affiliates and subsidiaries. Each policy of insurance shall be written as an "occurrence" contract unless the policy is available only on a "claims made" basis, in which case Independent Contractor shall continue such insurance policy for a period of two years after the expiration or termination of this Agreement.

         Section 10.4 -- Proof of Insurance Coverage. Independent Contractor shall furnish to AWVMC copies of all certificates and policies which provide the insurance coverages required by Section 10.2 above, including, but not limited to, copies of any bonds which may be required for such coverages, prior to commencing the Work under this Agreement and thereafter upon request by AWVMC. Independent Contractor shall also provide satisfactory written evidence to AWVMC that, if required by the laws of the State of West Virginia, it has entered into appropriate trust or bonding arrangements setting aside or providing sufficient funds to assure payments of accrued back wages and fringe benefits to Independent Contractor's employees in the event Independent Contractor ceases operations under this Agreement.

         Section 10.5 -- Payment of Premiums. AWVMC shall have the right, in its sole discretion, to pay any overdue premium for the insurance coverages required of Independent Contractor under this Agreement, or to take out and maintain such insurance coverages, and AWVMC is hereby authorized to collect the cost of obtaining and maintaining any such insurance coverages from monies due to or to become due to Independent Contractor under the terms of this Agreement. Independent Contractor expressly agrees and acknowledges that its inability, failure, neglect or refusal to carry, maintain and keep current, at all times during the term of this Agreement, any of the insurance coverages required under this Agreement, and its inability, failure, neglect or refusal to be and remain at all times during the term of this Agreement a subscriber or self-insurer in good standing with the West Virginia workers' compensation fund or other similar fund, state and federal black lung funds or any other occupational disease and disability insurance fund shall constitute a breach of this Agreement and give AWVMC the right, in its discretion, to terminate this Agreement pursuant to
Article XI below.

                                   ARTICLE XI
                             Default and Termination

         Section 11.1 -- Default. Independent Contractor shall be in default of this Agreement upon the occurrence of any of the following events (each an "Event of Default"):

         a. Except as set forth in Section 11.1.b. below, any breach or violation of, or failure to perform, any term, condition, provision, representation, warranty, covenant, stipulation or agreement set forth herein or in any other written agreement by and between AWVMC and Independent Contractor which is not cured within ten (10) days of Independent Contractor's receipt of written notice thereof from AWVMC;

         b. Any failure by Independent Contractor to comply, for any reason except a validly asserted Force Majeure Event, with the Monthly Designations as set forth in the Delivery Schedules twice during any six (6) consecutive month period.

         c. If any action by Independent Contractor in performing the Work under this Agreement, complying with any of the terms under this Agreement, or the presence of any agent, employee, contractor or representative of Independent Contractor upon the Premises, or the execution of this Agreement by it shall cause interference with or disrupt or threaten to interfere with or disrupt AWVMC's operations in any manner or the operations of any of AWVMC's affiliates, subsidiaries, or any other contractor(s), at any location whatsoever, for any reason, and if such interference, disruption or threat continues for ten (10) days after Independent Contractor's receipt of written notice from AWVMC;

         d. In the event Independent Contractor is adjudicated bankrupt or insolvent, whether through involuntary or voluntary proceedings, or if any receiver, trustee, assignee or other person or persons are appointed by any court to take charge of Independent Contractor's assets;

         e. If any order, decree, judgment or directive is issued by any regulatory authority, tribunal or court revoking, suspending, terminating or withdrawing any of its mining related permits or bonds, whether secured in connection with mining on the Premises or not, or requiring Independent Contractor to cease mining operations for a period of more than ten (10) days, or if two such directives are issued in any calendar year, regardless of their duration;

         f. If Independent Contractor is determined to be "permit blocked" or is otherwise unable for any reason to obtain or maintain mining or mining related permits in connection with any program conducted by the Federal Office of Surface Mining (or its successor) or any other state or federal agency or body.

         Section 11.2 - Termination Based Upon an Event of Default. In addition to and not in limitation of its right to terminate this Agreement as provided in other sections of this Agreement, AWVMC shall have the right to terminate this Agreement upon the occurrence of an Event of Default by giving written notice to Independent Contractor of such termination.

         Section 11.3 - Right to Cure. If Independent Contractor is in breach or default of any of the terms or conditions of this Agreement, whether or not said breach or default gives rise to an Event of Default, AWVMC shall have the right, but not the duty, to make any payment or to perform any act or complete or correct the Work required of Independent Contractor under this Agreement and, in exercising such right, to incur, for and on behalf of Independent Contractor, necessary or incidental costs and expenses, including reasonable attorneys' fees. In exercising the foregoing right, AWVMC may offset and deduct all payments made and all costs and expenses incurred against such sums of money, if any, due or to become due to Independent Contractor under this Agreement and proceed against Independent Contractor under the provisions of Section 10.1 relating to indemnity. AWVMC's right to cure Independent Contractor's default or breach as described in this Section 11.3 shall not imply any obligation on the part of AWVMC to make any payment or to perform any act required of Independent Contractor, and the exercise of such right by AWVMC shall not constitute a release or waiver of any default or breach by Independent Contractor.

         Section 11.4 -- Waiver of Performance or Default. The failure of either AWVMC or Independent Contractor to insist in any one or more instances upon strict performance of any of the covenants, terms or conditions imposed upon or assumed by either party under this Agreement, or the failure of AWVMC or Independent Contractor to exercise any particular option or right granted by the Agreement, shall not be construed as a waiver or relinquishment for the future performance of any such covenant, term or condition, or as to the exercise of any such option or right. Moreover, a waiver by either party of a default or breach hereunder must be in writing and shall not be deemed to be a waiver of any subsequent default or breach, and any delay in asserting a right hereunder shall not be deemed a waiver of such right. Nothing contained in this Agreement shall be construed as a waiver of any applicable statute of limitations.

         Section 11.5 -- Remedies. The rights and remedies of AWVMC set forth in this Agreement shall not be exclusive, but shall be taken and construed as cumulative and in addition to any and all other rights and remedies accorded to AWVMC at law or equity.

         Section 11.6 -- Removal of Property. In the event of an Event of Default, and for so long as the Event of Default shall continue, Independent Contractor shall not remove or permit to be removed or taken from the Premises any of the Equipment.

         Section 11.7 -- Condition of the Premises. Upon the expiration or termination of this Agreement, for any reason, at the option of AWVMC, Independent Contractor shall leave the Premises and the BayBeck Mine in the same normal working condition, under which the Work was being performed.

         Section 11.8 -- Termination or Transfer of Permits and Licenses. Immediately upon the expiration or termination of this Agreement for any reason whatsoever, or at such other time as

AWVMC may direct, Independent Contractor shall release the licenses and permits required by law for the performance of the Work under this Agreement, if any, and take all other steps necessary to terminate such licenses or permits or, at AWVMC's option, to assign, transfer and convey these licenses or permits to AWVMC or its designee.

         Section 11.9 - Termination by AWVMC Without Cause. AWVMC shall have the right to terminate this Agreement for any reason and at any time by providing Independent Contractor with at least 60 days' prior written notice (the "Termination Notice").

                                   ARTICLE XII
              Assignment, Subcontracting and Transfer of Ownership

         Section 12.1 -- Rights Personal to Independent Contractor. This Agreement is personal to Independent Contractor requiring the exercise of its own services, skills and judgment.

         Section 12.2 -- Assignment and Subcontracting. Independent Contractor may not assign, subcontract or otherwise transfer or delegate all or any part of this Agreement, the Work, or any rights, duties, obligations or interests herein without obtaining the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion. Independent Contractor may not assign any monies due or to become due to it under this Agreement, nor may it pledge, encumber or mortgage all or any part of its interests in this Agreement without the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion.

         Section 12.3 -- Transfer of Ownership Interest. Without the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion, no holder of any capital stock or other ownership interest in Independent Contractor may sell, assign, give, pledge or otherwise transfer, whether voluntarily or by operation of law, any such capital stock or other ownership interest in Independent Contractor to any other person or entity. Additionally, without the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion, Independent Contractor may not cause or permit to be issued any additional equity or other ownership interest during the term of this Agreement. In the event AWVMC consents to the sale, assignment, gift, pledge or other transfer of any such capital stock or ownership interest, or to the issuance of any additional equity or other ownership interest in Independent Contractor, then Independent Contractor shall obtain the written agreement and consent of any such person or entity to whom the interest shall be conveyed or issued to be bound by the provisions of this Section 12.3.

         Section 12.4 -- Waiver of Consent. In the event AWVMC consents to one or more assignments, subcontracts or other transfer of all or any part of this Agreement, the Work, or any rights or interests herein, or a transfer of any ownership interest in Independent Contractor, such consent shall not be construed as waiving the requirement of obtaining written consent to additional assignments, subcontracts or transfers, and no consent to assignment, subcontract or transfer shall relieve Independent Contractor of any obligations specified in this Agreement.

         Section 12.5 -- Transfer of AWVMC's Interest in the Premises. AWVMC may not sell or otherwise transfer its ownership interest in the Premises if such sale or other transfer would have a material adverse effect on Independent Contractor's interest in the Agreement unless: (i) Independent Contractor consents to such sale or other transfer, or (ii) the buyer or transferee of AWVMC's interest in the Premises agrees to be bound by the terms of this Agreement as if it were AWVMC.

                                   ARTICLE XII
                                  Miscellaneous

         Section 13.1 -- Notices. Any and all notices, payments, reports, consents or other communications between the parties shall be in writing and deemed given and received on the date delivered personally, on the date deposited if sent by registered or certified United States mail, postage prepaid, return receipt requested, or on the date transmitted by facsimile, provided the same is also mailed on said date by registered or certified United States mail, postage prepaid, return receipt requested, to the parties at their respective addresses as set forth below, which addresses shall remain in effect until notice of change is given, in writing:

         If to AWVMC:                   Anker West Virginia Mining Company, Inc.
                                        2708 Cranberry Square
                                        Morgantown, WV 26508
                                        Telecopy No.:  (304) 594-3695
                                        Attention: President

         If to Independent Contractor:  Eccles Energy, Inc.
                                        Box 763
                                        Oceana, WV 24870
                                        Attention: President

         Section 13.2 -- Integration. This Agreement contains the entire understanding and agreement of the parties with regard to the transactions contemplated hereunder and it supersedes all prior agreements, arrangements and understandings between the parties relating to the subject matter of this Agreement.

         Section 13.3 -- Modification. This Agreement shall not be modified, changed or terminated, in whole or in part, except by written agreement, signed by all parties hereto or their respective successors-in-interest.

         Section 13.4 -- Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of West Virginia.

         Section 13.5 -- Production is of the Essence. The time, quality and quantities of Coal production set forth in Article V hereof are of the essence of this Agreement.

         Section 13.6 -- Headings. The headings appearing in this Agreement are for convenience of reference only and shall not be considered or construed as affecting in any way the meaning of the provisions of this Agreement.

         Section 13.7 -- Counterparts. This Agreement may, for convenience, be executed in several counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement.

         Section 13.8 -- Severability. In the event that any provision of this Agreement conflicts with the laws of the State of West Virginia or any other jurisdiction, or is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deleted from the Agreement and the Agreement shall be construed to give effect to its remaining provisions.

         Section 13.9 - Force Majeure.

         (a) If AWVMC or Independent Contractor is rendered wholly or partly unable to perform its obligations under this Agreement by reason of a Force Majeure Event, AWVMC or Independent Contractor, as the case may be, will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected, provided that (i) the party relying on the Force Majeure Event notifies the other as soon as practicable of the Force Majeure Event and its cause; (ii) the suspension of performance is of no longer duration than is required by the Force Majeure Event; (iii) no obligations of either party which arose before the Force Majeure Event causing the suspension of performance are excused as a result of the Force Majeure Events; and (iv) the non-performing party exercises due diligence to remove the cause of the

Force Majeure Event or to lessen its effect and resumes performance at the earliest practicable time.

         (b) In no event will this Section 13.9 be construed to relieve either party of any obligations hereunder solely because of increased costs or other adverse economic consequences that may be incurred through the performance of such obligations of the parties. Notwithstanding the above, adverse economic consequences from governmental actions will be considered a Force Majeure Event if it results from an item listed in the definition of a Force Majeure Event. For the purposes of this Agreement only, the term "Force Majeure Event" shall mean or refer to any act or event that (i) prevents AWVMC or its coal sales agent from selling any of the Coal mined or to be mined hereunder at a reasonable profit or otherwise perform its obligations under any agreement for the sale or re-sale of Coal, and (ii) any other act or event which is beyond the reasonable control of AWVMC or Independent Contractor and which renders performance of this Agreement, in whole or in part impossible. Such acts or events include, without limitation, an act of God, nuclear emergency, explosion, fire, epidemic, landslide, lightning, earthquake, flood or similar cataclysmic occurrence, an act of public enemy, war, blockade, insurrection, strike, riot, civil disturbance, restrictions or restraints imposed by law or by rule, regulation or order of governmental authorities, whether federal, state or local, delays or interruptions in transportation, major breakdown or other restrictions on the use of equipment, or any cause, whether of the same of a different nature, existing or future, foreseen or unforeseen. Unless resulting from any of the events listed in the preceding sentence, economic hardship or failure by Independent Contractor to produce Coal in such quantities as required under this Agreement will not constitute a Force Majeure Event.

         (c) No Force Majeure Event will invalidate this Agreement and, on termination of the Force Majeure Event, deliveries of Coal will resume pursuant to the terms and conditions hereof. Shipments not made or not accepted due to a Force Majeure Event will not be made up unless AWVMC in its sole discretion elects to do so.

         (d) The term of this Agreement shall, in AWVMC's sole discretion, be extended for a period equal to the sum of all periods during which a Force Majeure prevented either party from performing this Agreement.

         IN WITNESS WHEREOF, the parties have caused their corporate names to be signed hereto by their officers duly authorized.

                                          ANKER WEST VIRGINIA MINING
                                          COMPANY, INC.

                                          By:
                                              ---------------------------------
                                              Gerald Peacock
                                              President


                                          ECCLES ENERGY, INC.


                                          By:
                                              ---------------------------------
                                              Jason Dancy
                                              President


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